Exhibit 99.1

For Immediate Release

ARKANSAS RENEWS STATEWIDE CONTRACT

WITH DIGITAL ALLY, INC.

STATE POLICE RE-ORDERS DVM-500 IN-CAR DIGITAL REARVIEW

MIRROR SYSTEMS AND DVF-500 DIGITAL VIDEO FLASHLIGHTS

OVERLAND PARK, Kansas (May 12, 2008) – Digital Ally, Inc. (Nasdaq: DGLY—News), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial security applications, today announced that the State of Arkansas has renewed its statewide contract with the Company for another year, through June 5, 2009.

The Company also announced that it has received its fourth order from the Arkansas State Police for an additional 45 DVM-500 In-Car Digital Rearview Mirror Systems. The State Police placed its initial order for 38 DVM-500 systems in June 2007. This was followed by re-orders for an additional 32 systems in July 2007 and 24 systems in August 2007. With the latest re-order, the Arkansas State Police has purchased a total of 139 DVM-500 systems.

“The renewal of the Arkansas contract illustrates the manner in which many of our customers submit follow-on orders after their law enforcement officers have an opportunity to work with the DVM-500 systems in the field,” stated Stanton E. Ross, Chief Executive Officer of Digital Ally, Inc.

“In addition to the 45 new DVM-500 systems that were ordered at the time of contract renewal, the Arkansas State Police has submitted a purchase order for seven (7) DVF-500 Digital Flashlight Systems for testing by its special Criminal Patrol Division. The DVF-500 extends the ability of law enforcement officers to document criminal activities and evidence discovery through video and audio recording well beyond the location of their vehicles. We consider the decision by the Arkansas State Police to evaluate a number of DVF-500s a very encouraging sign.”

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial security applications. The Company’s primary focus is Digital Video Imaging and Storage. For additional information, visit http://www.digitalallyinc.com

The Company is headquartered in Overland Park, Kansas, and its shares are traded on The Nasdaq Capital Market under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: whether, and the extent to which, the Company may continue to obtain additional DVM-500 orders from the State of Arkansas; the Company’s ability to have its new product offerings perform as planned or advertised; whether there will be a commercial market, domestically and internationally, for one or more of its new products; its ability to commercialize its products and production processes, including increasing its production capabilities to satisfy orders in a cost-effective manner; its ability to continue to increase revenue and profits; whether the Company will be able to adapt its technology to new and different uses, including being able to introduce new products; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; its ability to obtain patent protection on any of its products and, if obtained, to defend such intellectual property rights; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in its annual report on Form 10-KSB filed with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Stanton E. Ross, CEO at (913) 814-7774

or

RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or

via email at info@rjfalkner.com